UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2014

CONMED CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-16093	16-0977505
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 French Road
Utica, New York	13502
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (315) 797-8375

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth under Item 5.02 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 2.02	Results of Operations and Financial Condition.

On July 23, 2014, CONMED Corporation (the “Company”) issued a press release announcing financial results for the second quarter of 2014. A copy of this press release is attached hereto as Exhibit 99.1.

The information in this Current Report on Form 8-K that is furnished under “Item 2.02. Results of Operations and Financial Condition” and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)(c)(e)

The Board of Directors (the “Board”) of the Company has appointed Curt R. Hartman as Interim Chief Executive Officer of the Company to succeed Joseph J. Corasanti, effective as of July 23, 2014.

Effective as of July 23, 2014, Mr. J. Corasanti will cease to serve as the Company’s Chief Executive Officer and President and as an employee of the Company, and will resign as an officer and director of the Company. In connection with his employment termination, the Company entered into a separation and release agreement with Mr. J. Corasanti, dated July 22, 2014 (the “Separation Agreement”), with respect to the terms of his separation. Pursuant to the Separation Agreement, Mr. J. Corasanti will receive certain severance payments and benefits to which he is entitled under the terms of his amended and restated employment agreement with the Company, dated as of October 30, 2009. Mr. J Corasanti will remain subject to a non-competition restriction for two years following his termination, and perpetual non-disparagement and confidentiality restrictions, and he has agreed to assist the Company in the transition of his duties to Mr. Hartman as the Company’s Interim Chief Executive Officer. Subject to Mr. J. Corasanti’s release of any claims in favor of the Company, certain outstanding equity awards previously granted to Mr. J. Corasanti for his prior service will vest in full and immediately become exercisable (other than stock appreciation rights granted in 2014, which will be canceled as of the termination date). The Separation Agreement with Mr. J. Corasanti is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Mr. Hartman, (Age 50), will serve as Interim Chief Executive Officer until a permanent Chief Executive Officer is appointed. Mr. Hartman has served as a director of the Company and a member of the Audit Committee of the Board since March 2014. He will continue to serve as a director of the Company but will step down as a member of the Audit Committee. Certain terms and conditions of Mr. Hartman’s employment as Interim Chief Executive Officer are set forth in an offer letter provided by the Company in connection with his appointment, dated July 22, 2014 (the “Offer Letter”). The Offer Letter provides that Mr. Hartman will be employed on an at-will basis as Interim Chief Executive Officer and will receive base salary at an annual rate of $600,000. Mr. Hartman will participate in the Company’s Executive Management Bonus Program, with a target bonus equal to 50% of his annual base salary (with bonuses pro-rated based on the number of days he is employed as Interim Chief Executive Officer). Mr. Hartman will also receive a grant of 32,500 restricted stock units, subject to approval of the Compensation Committee of the Board, which will vest in 1/12 increments for each month he is employed as Interim Chief Executive Officer, provided that any such restricted stock units that remain unvested at the end of his employment as Interim Chief Executive Officer will be forfeited. Mr. Hartman will also be eligible to receive a special cash transition award in the discretion of the independent members of the Board, with a target amount equal to $300,000 on an annualized basis, pro-rated based on the number of days he is employed as Interim Chief Executive Officer during a one-year period from his start date. While he is employed as Interim Chief Executive Officer, Mr. Hartman will be entitled to a housing allowance of $3,200 per month and benefits available to employees of the Company generally, but will not be eligible to receive the fees or equity awards provided to non-employee directors under the Company’s Director Fee Plan. Mr. Hartman’s Offer Letter is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Mr. Hartman had a twenty-two year career at Stryker Corporation (“Stryker”), a publicly traded large cap medical device company, from 1990 through February 2013. Most recently, he served as the Interim Chief Executive Officer of Stryker from February 2012 to October 2012. Prior to this role, Mr. Hartman was the Vice President, Chief Financial Officer of Stryker from April 2009 to October 2012. Mr. Hartman initially joined Stryker in 1990 as a Manufacturing Engineer. Mr. Hartman has a Bachelor of Science degree in Aerospace Engineering from the University of Michigan. There are no related-party transactions that would be required to be disclosed under Item 404(a) of Regulation S-K with respect to Mr. Hartman.

The above descriptions are qualified in their entirety by reference to the terms of the Separation Agreement and Offer Letter, attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively.

In addition, Mr. Eugene R. Corasanti will cease to serve as Vice Chairman and as an employee of the Company, and has resigned as a director of the Company, in each case effective as of July 23, 2014, and will receive certain benefits to which he is entitled under the terms of his employment agreement with the Company, dated as of October 31, 2006.

In addition, Mr. William W. Abraham is retiring from his position as the Company’s Executive Vice President – Business Development and as an employee of the Company, effective as of the conclusion of a transition period (which is expected to be no later than September 30, 2014).

The Company currently estimates that the aggregate separation costs relating to the departure of Mr. J. Corasanti, Mr. E. Corasanti and Mr. W. Abraham will be approximately $9.5 - $11 million.

The Board has established a Search Committee to identify candidates to serve as the Company’s Chief Executive Officer on a permanent basis. Independent directors Mark E. Tryniski, Brian Concannon, Charles M. Farkas, Jerome J. Lande and Stephen M. Mandia will serve on the Search Committee. The Board intends to retain an executive search firm to assist in the process.

Effective as of July 23, 2014, on the recommendation of the Corporate Governance and Nominating Committee of the Board, the Board appointed Charles M. Farkas as a member of the Board. Mr. Farkas has joined the Audit Committee and the Search Committee of the Board. Mr. Farkas’ appointment is in connection with the Company’s obligation to nominate a new independent director to the Board under the Nomination and Standstill Agreement, dated February 25, 2014 (the “Coppersmith Agreement”), by and among the Company, Coppersmith Capital Management LLC, Jerome J. Lande, Craig Rosenblum and Curt R. Hartman. For additional information regarding the Coppersmith Agreement, refer to the Company’s Current Report on Form 8-K filed on February 26, 2014. There are no related-party transactions that would be required to be disclosed under Item 404(a) of Regulation S-K with respect to Mr. Farkas.

Mr. Farkas will be entitled to the same annual fees as the other non-executive directors of the Company and will be eligible to participate in the Company’s Director Fee Plan, as further described in the Annual Proxy dated April 10, 2013.

A copy of the Company’s press release relating to the matters described in this Item 5.02 is attached hereto as Exhibit 99.2.

Item 8.01	Other Events.

On July 23, 2014, the Company announced that the Board had concluded a comprehensive review of strategic alternatives for the Company and that, following this comprehensive process, the Board determined that the various strategic alternatives available at that time did not adequately reflect the intrinsic value of the Company or its future growth prospects. As such, the Board determined to terminate the process and work with management to focus on further developing and executing the Company’s strategic plan to grow revenues and margins. A copy of the Company’s press release relating to the matters described in this Item 8.01 is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

10.1	Separation and Release Agreement, by and between CONMED Corporation and Joseph J. Corasanti, dated July 22, 2014.

10.2	Offer Letter from CONMED Corporation to Curt R. Hartman, dated July 22, 2014.

99.1	Press Release, dated July 23, 2014, issued by CONMED Corporation.

99.2	Press Release, dated July 23, 2014, issued by CONMED Corporation.

Disclosure Regarding Forward-Looking Statements

Statements made in this Form 8-K, other than those concerning historical information, should be considered forward-looking statements made pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that could cause actual results, performance or trends, to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this Form 8-K include, but are not limited to: (i) the failure of any one or more of the assumptions stated above, to prove to be correct; (ii) the risks relating to forward-looking statements discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013; (iii) cyclical purchasing patterns from customers, end-users and dealers; (iv) timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; (vi) the possibility that any new acquisition or other transaction may require the Company to reconsider its financial assumptions and goals/targets; (vii) increasing costs for raw material, transportation or litigation; and/or (viii) the Company’s ability to devise and execute strategies to respond to market conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONMED CORPORATION
(Registrant)

By:	/s/ Daniel S. Jonas
Name:	Daniel S. Jonas, Esq.
Title:	Executive Vice President – Legal Affairs & General Counsel

Date: July 23, 2014

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Separation and Release Agreement, by and between CONMED Corporation and Joseph J. Corasanti, dated July 22, 2014.

10.2	Offer Letter from CONMED Corporation to Curt R. Hartman, dated July 22, 2014.

99.1	Press Release, dated July 23, 2014, issued by CONMED Corporation.

99.2	Press Release, dated July 23, 2014, issued by CONMED Corporation.